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                                                                   EXHIBIT 10.54

                                PROMISSORY NOTE

$1,000,000                                                         July 7, 1997


         FOR VALUE RECEIVED, the undersigned, Intelect Communications Systems Limited, a Bermuda company ("ICSL") and Intelect Systems Corp., a Delaware corporation ("ISC" and together with ICSL called "Maker") jointly and severally promise to pay to Robert E. Nimon and Kim E. Nimon, jointly, together (the "Holder"), the principal amount of ONE MILLION DOLLARS ($1,000,000) together with interest on the principal amount of this Note outstanding from time to time, calculated from February 14, 1997 on the basis of a 360 day year, accruing at the rate of six percent (6%) per annum. All payments by the Maker under this Note shall be in immediately available funds.

         Payments of principal and interest hereunder shall conform to the periodic installments specified on the amortization schedule set forth as Attachment A hereto, which Attachment A is made a part hereof for all purposes. All unpaid principal and accrued interest hereunder shall be paid no later than February 14, 1998.

         This Note shall be earlier due and payable upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

         (1) default in the payment when due of any principal or interest under this Note;

         (2) the liquidation, termination of existence, dissolution, insolvency or business failure of the Maker,

         (3) Maker shall become insolvent, voluntarily or involuntarily be made the subject of any proceeding provided for by any bankruptcy or similar debtor relief law, be subject to the appointment of any receiver or custodian, or make any assignment or trust mortgage for the benefit to creditors.

         Upon the occurrence of an Event of Default referenced by subparagraph
(1) above and holder's written notice thereof to Maker, Maker shall be given ten days from receipt of such notice to cure such Event of Default.

         Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two (2) percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgement).
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         In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

         This Note may be prepaid in part or in full at any time without penalty.

         All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever.

         Any amounts paid under this Note shall apply first to accrued interest, and then to principal due hereunder.

         No reference in this Note to any guaranty or other document shall impair the obligation of the Maker, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

         The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note.

         No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         Except as specifically provided for herein, Maker waives presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate. Maker agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, and hereby consents to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, releases, or changes.

         This Note shall be governed in all respects, including construction, validity, terms, performance, and waiver by the laws of the State of Texas.

         All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, jointly and severally, whether so expressed or not. Maker may not assign its rights or obligations hereunder without the prior written consent of the holder. This Note may be transferred or assigned by the holder only upon the prior written consent of Maker, which shall not be unreasonably withheld.

         None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.
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         IN WITNESS WHEREOF, each of the corporations named as Maker hereof has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer this 7th day of July, 1997.

                                       INTELECT COMMUNICATIONS SYSTEMS LIMITED



                                       By:    /s/ HERMAN M. FRIETSCH
                                              --------------------------------
                                              Name:  Herman M. Frietsch
                                              Title:  Chairman and CEO



                                       INTELECT SYSTEMS CORP.



                                       By:    /s/ HERMAN M. FRIETSCH
                                              --------------------------------
                                              Name:  Herman M. Frietsch
                                              Title:  President and CEO